SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                   CORE, INC.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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|_|   Fee paid previously with preliminary materials.

|_|   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration number, or
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

                                     [LOGO]

                                      CORE

                                   CORE, INC.
                       18881 Von Karman Avenue, Suite 1750
                            Irvine, California 92612

                                   ----------

                   NOTICE OF A SPECIAL MEETING IN LIEU OF THE
                         ANNUAL MEETING OF STOCKHOLDERS

                                  July 27, 2000

                                   ----------

      A Special Meeting in lieu of the Annual Meeting of Stockholders of CORE, INC. ("CORE") will be held at 18881 Von Karman Avenue, Irvine, California on Thursday, July 27, 2000, at 3:00 P.M., local time, for the following purposes:

      1. To elect two Class III Directors to the Board of Directors of CORE to serve for a three year term until the 2003 annual meeting of stockholders;

      2. To approve an amendment to CORE's 1997 Stock Option Plan to increase the number of shares of CORE Common Stock issuable under the Plan from 950,000 to 1,700,000; and

      3. To transact such other business as may properly come before the meeting.

      The stock transfer books will not be closed but only stockholders of record at the close of business on June 8, 2000, will be entitled to notice of and to vote at the meeting.

                                        By order of the Board of Directors,


                                        William E. Nixon,
                                        Clerk

Irvine, California
June 21, 2000

      You are cordially invited to attend the meeting and vote your shares. In the event you cannot attend, please date, sign and mail the enclosed proxy in the enclosed self-addressed envelope. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to the exercise thereof.

                                     [LOGO]

                                      CORE

                                   CORE, INC.
                       18881 Von Karman Avenue, Suite 1750
                            Irvine, California 92612

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         PROXY SOLICITATION AND EXPENSE

      The accompanying proxy is solicited by the Board of Directors of CORE, INC. ("CORE"), for use at a Special Meeting in lieu of the Annual Meeting of Stockholders to be held on Thursday, July 27, 2000, at 3:00 P.M., local time, at 18881 Von Karman Avenue, Irvine, California. Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to exercise thereof by notice in writing received by the Clerk of CORE, by executing a later dated proxy, or by attending the meeting and voting in person. It is expected that proxy solicitation materials will be mailed to stockholders on or about June 22, 2000.

      The expense of soliciting proxies in the accompanying form will be borne by CORE. CORE has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders, at a fee of $5,000. In addition, employees or agents of CORE may make some solicitations by mail, telephone or personal interview.

                          OUTSTANDING VOTING SECURITIES

      On June 8, 2000, there were 9,089,064 shares of CORE's Common Stock, par value $0.10 per share ("Common Stock") outstanding, each of which is entitled to one vote. Only holders of record at the close of business on June 8, 2000 (the "Record Date") will be entitled to vote at the meeting.

      The presence, either in person or by proxy, of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Abstentions and broker non-votes will be counted toward determination of a quorum. With respect to the matters to be acted on at the meeting, abstentions and broker non-votes will neither count for nor against the proposal to be voted upon.

                       1. ELECTION OF CLASS III DIRECTORS

      Shares represented by the enclosed proxy will, unless otherwise directed, be voted to elect the nominees listed below to serve as Class III Directors for a three year term until the 2003 annual meeting of stockholders. In the event of a vacancy in the list of nominees, the holders of the enclosed proxy will vote for the election of a nominee acceptable to a majority of the members of the Board of Directors. Management is not aware of any nominee who will be unable or unwilling to stand for election or serve if elected.

Name                                              Age       Director Since
----                                              ---       --------------
George C. Carpenter IV                            42             1995
Craig C. Horton                                   45             1995

      Assuming a quorum is present, the two persons receiving the two highest totals of votes cast in favor of his or her election will be elected as Class III Directors.

Directors and Executive Officers of CORE

      The following table sets forth certain information with respect to the directors and executive officers of CORE.

Name                           Age  Position
----                           ---  --------
George C. Carpenter IV         42   Chairman of the Board of Directors and Chief
                                        Executive Officer
Craig C. Horton                45   Director, President, Chief Operating Officer
                                        and General Manager, WorkAbility
William E. Nixon               39   Executive Vice President, Chief Financial
                                        Officer, Treasurer and Clerk
Michael E. Darkoch             56   Senior Vice President, Client Development
R. Gary Dolenga                55   President, SSDC Corp.
James T. Fallon                36   Managing Director, Disability Reinsurance
                                        Management Services, Inc.
Stuart T. Greer                40   General Manager, Peer Review Analysis
Lisa O. Hansen                 37   Managing Director, Disability Reinsurance
                                        Management Services, Inc.
Michael D. Lachance            45   Managing Director, Disability Reinsurance
                                        Management Services, Inc.
Leslie Alexandre, Dr.P.H. (1)  42   Director
Stephen C. Caulfield (2)       59   Director
David M. Tourangeau (1) (2)    61   Director
Richard J. Towle (2)           47   Director

(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.

      CORE's Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The term of the Class I Directors (presently Dr. Alexandre and Mr. Caulfield) expires in the year 2001; the term of the Class II Directors (presently Mr. Tourangeau and Mr. Towle) expires in the year 2002; and the term of the Class III Directors (presently Mr. Carpenter and Mr. Horton) expires in the year 2000. At each annual meeting of stockholders, directors are elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

      Executive officers of CORE are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

      George C. Carpenter IV was re-elected a Class III Director at the June 1997 Annual Stockholders Meeting, and was elected the Chairman of the Board of Directors and Chief Executive Officer of CORE effective with CORE's March 24, 1995 merger involving Core Management, Inc. Mr. Carpenter served as the Chief Executive Officer and a Director of Core Management, Inc., a Delaware corporation ("CMI") subsequently merged into CORE, since its formation in 1990. From 1988 to 1990, Mr. Carpenter served as a Vice President, Operations of The Health Data Institute, Inc., a provider of utilization review, case management and analytic services and a developer of related software, a subsidiary of Baxter International, Inc.

      Craig C. Horton was re-elected a Class III Director at the June 1997 Annual Stockholders Meeting and was elected the President and Chief Operating Officer of CORE on March 30, 1995. Mr. Horton was appointed General Manager, WorkAbility in October 1999. Mr. Horton served as the President and a Director of CMI from its formation in 1990. From 1988 to 1990, Mr. Horton was Vice President, Operations of The Health Data Institute, Inc., a subsidiary of Baxter International, Inc.

      William E. Nixon is the Executive Vice President, Chief Financial Officer, Treasurer and Clerk of CORE. Mr. Nixon joined CORE in December 1988 as Controller. In September 1990, Mr. Nixon was elected Vice President, Finance and Administration and in September 1991, he assumed the position of Treasurer. In December 1993, Mr. Nixon was elected Chief Financial Officer of CORE. In December 1994, Mr. Nixon was elected Executive Vice President and in March 1995, he was elected Clerk. Prior to his employment with CORE, from 1985 to 1988, Mr. Nixon served as a Senior Accountant at Gray, Gray and Gray, a public accounting firm.

      Michael E. Darkoch joined CORE in September 1997 and was elected Senior Vice President, Client Development in December 1997. Mr. Darkoch came to CORE from Caremark International, where he held senior management positions, including Vice President of Corporate Account Management and Vice President of Business Development. His background includes account management process design and sales development. Mr. Darkoch has over 24 years of experience in the health care industry.

      R. Gary Dolenga joined CORE in June 1997 upon CORE's acquisition of certain of the assets of Social Security Disability Consultants and Disability Services, Inc. (collectively, "SSDC"). SSDC was formed by Mr. Dolenga in 1979. For the 18 years prior to the acquisition of SSDC by CORE, Mr. Dolenga served as the Managing Director and President of SSDC where he was responsible for the administration, professional service and sales of the social security disability benefits advocacy and Medicare coordination of benefits components of SSDC.

      James T. Fallon joined CORE with Ms. Hansen and Mr. Lachance in September 1998 upon CORE's acquisition of Disability Reinsurance Management Services, Inc. ("Disability RMS"). Mr. Fallon was a founder of Disability RMS and has served as a Managing Director of Disability RMS since its establishment in 1993. Previously, from 1985 through 1993, Mr. Fallon held various sales and marketing management positions with UNUM Life Insurance Company of America ("UNUM") and UNUM's reinsurance division (later Duncanson & Holt).

      Stuart T. Greer is the General Manager of Peer Review Analysis. Mr. Greer joined CORE as a Manager, Physician Review Services in November 1994. Prior to joining CORE, Mr. Greer served as Director of Operations at Independent Medical Examinations, Inc. Mr. Greer has over fourteen years of experience in medical specialty consultation management and has held several positions with CORE, including Director, Physician Review Services; Director, Peer Review Analysis; and Managing Director, Peer Review Analysis. Mr. Greer was appointed General Manager, Peer Review Analysis in October 1999.

      Lisa O. Hansen joined CORE with Mr. Fallon and Mr. Lachance in September 1998 upon CORE's acquisition of Disability RMS. Ms. Hansen was a founder of Disability RMS and has served as a Managing Director of Disability RMS since its establishment in 1993. Ms. Hansen began her insurance career in Paul Revere Life Insurance Company's sales force in 1984, then joined UNUM in 1985 where she held several sales and marketing management positions within UNUM's reinsurance division (later Duncanson & Holt.)

      Michael D. Lachance joined CORE with Mr. Fallon and Ms. Hansen in September 1998 upon CORE's acquisition of Disability RMS. Mr. Lachance was a founder of Disability RMS and has served as a Managing Director of Disability RMS since its establishment in 1993. In 1983, Mr. Lachance joined UNUM where he spent over eleven years in a variety of Individual Disability and Group Reinsurance management positions. Mr. Lachance earned his Fellow Society of Actuaries ("FSA") designation in 1986.

      Leslie Alexandre, Dr.P.H. has been a Director of CORE since 1995, and was re-elected a Class I Director by CORE's stockholders in July 1998. Dr. Alexandre served as a Director of CMI from 1993 until 1995. Dr. Alexandre has been employed by the National Institutes of Health, Bethesda, Maryland, since June 1999. From August 1998 to May 1999, Dr. Alexandre was an independent health care consultant. From 1995 to July 1998, Dr. Alexandre was Vice President, Corporate Affairs and Marketing for Oncormed, Inc., a genomics services company. From 1992 to 1995, Dr. Alexandre was employed as Government Affairs Representative, Health Policy for EDS, Inc., an information technology company. Prior to joining EDS in 1992, Dr. Alexandre was Senior Health Legislative Assistant for United States Senator David Durenberger. From January 1990 until the death of U.S. Senator John Heinz in April 1991, she served as Professional Staff on the Senate Special Committee on Aging. Prior to 1990, Dr. Alexandre was an independent health care consultant.

      Stephen C. Caulfield has been a Director since 1994, and was re-elected a Class I Director by CORE's stockholders in July 1998. Mr. Caulfield is Chairman of The Chickering Group, a student health insurance company, where he has been employed since February 1997. Prior to this position, Mr. Caulfield was a Worldwide Partner of William M. Mercer, Incorporated, a management consulting firm, where he had specialized in health care issues since 1987. Mr. Caulfield has more than 30 years of experience in the health care field, having previously been employed as a faculty member and Assistant Dean of the Albert Einstein College of Medicine in New York, as the Director of Health Affairs and Regional Operations for the United Mine Workers Multi-Employer Trust, and as the President and Chief Executive Officer of Government Research Corporation, a consulting firm previously located in Washington, D.C. (subsequently acquired by Hill and Knowlton).

      David M. Tourangeau was appointed a Class II Director in September 1998 and was re-elected to this position by CORE's stockholders in July 1999. Mr. Tourangeau is retired from UNUM Corporation, where he served as an executive for over 28 years, providing leadership as the Chief Investment Officer, and subsequently as Senior Vice President of Group Pension and Senior Vice President of Reinsurance Operations. Active in many non-profit organizations, Mr. Tourangeau currently serves on the executive committee and board of directors of Sweetser Children's Services.

      Richard J. Towle was appointed a Class II Director in September 1998 and was re-elected to this position by CORE's stockholders in July 1999. Mr. Towle is Senior Vice President of Boston University and serves as Chief Business Officer for the Boston University Medical Center, including operational management of Financial and Business Affairs, Facilities Management and Information Technology. Mr. Towle also oversees the operations of several University-wide departments, including the offices of Risk Management, Personnel, Equal Opportunity, Family Resources, Campus Planning and Student Health Services. Mr. Towle is a member of both the National Association of College and University Business Officers and the Greater Boston Chamber of Commerce Development and Transportation Committee.

      During 1999, there were seven meetings of the Board of Directors of CORE. In 1999, each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by all committees of the Board on which such director served.

      The Board of Directors of CORE has standing Audit and Compensation Committees.

      The members of the Audit Committee are Stephen C. Caulfield, David M. Tourangeau and Richard J. Towle. The Audit Committee met three times in 1999. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission; (ii) the system of internal financial and accounting controls that management has established; and (iii) the external audit process. The duties of the Audit Committee include: reviewing with management and independent accountants CORE's accounting and financial reporting controls and significant accounting and reporting principles, practices and procedures applied by CORE in preparing its financial statements; reviewing the scope of the annual audit; inquiring as to the independence of the independent accountants; reviewing the annual financial statements, the results of the audit, and significant changes to the audit plans, if any; discussing and responding to any significant recommendations that the independent accountants may have; recommending to the Board of Directors the independent accountants to be retained by CORE.

      In 1999, the Compensation Committee of the Board of Directors consisted of Leslie Alexandre, Richard H. Egdahl, M.D. and David Tourangeau for the period January 1, 1999 through July 16, 1999 and Leslie Alexandre and David Tourangeau beginning July 17, 1999. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. The Compensation Committee met four times in 1999. The duties of the Compensation Committee are to review and make recommendations to the Board of Directors with respect to outstanding or proposed employment agreements or arrangements, to review and make recommendations to the Board of Directors with respect to any proposed payment or grant by CORE for salaries, bonuses, incentive payments, stock options, or any other remuneration to any officer or director of CORE. The Compensation Committee also serves as the administrator of CORE's 1991 and 1997 Stock Option Plans under which grants of stock options are made to employees and others.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on a review of Forms 3, 4, and 5 (and amendments thereto) furnished to CORE pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934 (the "Exchange Act") during and with respect to its most recent fiscal year, as well as written representations furnished to the CORE by reporting persons, all persons subject to Section 16 of the Exchange Act with respect to CORE have filed on a timely basis all reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Executive Compensation

      The following table sets forth information for 1999, 1998 and 1997 concerning the compensation paid or accrued by CORE and its subsidiaries to the chief executive officer and certain other executive officers whose aggregate salary and bonus exceeded $100,000 in the most recent fiscal year (the "Named Executive Officers"). Although only principal capacities are listed, the compensation figures include all compensation received in any capacity, for services rendered during the fiscal years indicated.

                                                                                              Long Term
                                                                                            Compensation
                                                    Annual Compensation                        Awards
                                    --------------------------------------------------------------------
                                                                                             Securities
                                                                           Other Annual      Underlying         All Other
Name and Principal Position         Year       Salary($)      Bonus($)   Compensation($)     Options (#)     Compensation($)
----------------------------------------------------------------------------------------------------------------------------
George C. Carpenter IV              1999        223,775                                                          2,500 (1)
   Chairman of the Board of         1998        184,834                                        25,000            2,485 (1)
   Directors and Chief Executive    1997        179,146                                        50,000            2,375 (1)
   Officer

Craig C. Horton                     1999        213,859                                                          2,017 (1)
   Director, President, Chief       1998        174,833                                        25,000
   Operating Officer and General    1997        169,127                                        50,000
   Manager, WorkAbility

William E. Nixon                    1999        190,765        20,769
   Executive Vice President,        1998        147,486        20,600                          20,000
   Chief Financial Officer, and     1997        143,127                                        25,000
   Treasurer

James T. Fallon                     1999        200,003                                         6,667            4,800 (1)
   Managing Director, Disability                                                                                   240 (2)
   Reinsurance Management                                                                                        9,218 (3)
   Services, Inc.                   1998         66,614 (4)                                                        930 (1)
                                                                                                                   262 (2)

Lisa O. Hansen                      1999        200,003                                         6,667            4,800 (1)
   Managing Director, Disability                                                                                   240 (2)
   Reinsurance Management                                                                                        9,218 (3)
   Services, Inc.                   1998         66,614 (4)                                                        930 (1)
                                                                                                                   262 (2)

Michael D. Lachance                 1999        200,003                                         6,667            4,800 (1)
   Managing Director, Disability                                                                                   532 (2)
   Reinsurance Management                                                                                        9,218 (3)
   Services, Inc.                   1998         66,614 (4)                                                        871 (1)
                                                                                                                   408 (2)

(1) Amount represents employer matching contributions made to CORE's 401(k) plans on behalf of the named executive officer.
(2) Amount represents payments for life insurance premiums made on behalf of the named executive officer.
(3)   Amount represents imputed interest paid to the named executive officer.
(4) Mr. Fallon, Ms. Hansen and Mr. Lachance, the founders of Disability RMS, joined CORE in September 1998 upon CORE's acquisition of Disability RMS. See "Certain Transactions," below.

      The following two stock option tables summarize option grants and exercises during 1999 for the Named Executive Officers, and the values of options granted during 1999 and held by such persons at December 31, 1999.

Option Grants in 1999

                                                      Individual Grants
                            ------------------------------------------------------------------
                                                                                                  Potential Realizable Value
                                Number of          % of Total                                       at Assumed Annual Rates
                               Securities            Options                                      of Stock Price Appreciation
                               Underlying          Granted to       Exercise                           For Option Term (2)
                                 Options          Employees in        Price       Expiration    ---------------------------------
Name                           Granted (#)       Fiscal Year (1)     ($/sh)          Date           5% ($)           10% ($)
---------------------------------------------------------------------------------------------------------------------------------
James T. Fallon                   6,667             1.12%             $8.063       4/20/2004        $14,852          $32,819

Lisa O. Hansen                    6,667             1.12%             $8.063       4/20/2004        $14,852          $32,819

Michael D. Lachance               6,667             1.12%             $8.063       4/20/2004        $14,852          $32,819

(1) The Company granted a total of 596,683 options to its employees and consultants in 1999.
(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of CORE's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock to date.

Aggregated Option Exercises in 1999 and Year-End Option Values

      The following table presents information regarding options exercised in 1999 and the value of options outstanding at December 31, 1999 for each of the Named Executive Officers:

                                                                        Number of Securities       Value of Unexercised
                                                                       Underlying Unexercised    In-the-Money Options at
                                                                      Options at Year End (#)        Year-End ($)(1)
                                Shares Acquired     Value Realized          Exercisable/                 Exercisable/
Name                            on Exercise (#)          ($)               Unexercisable                Unexercisable
-------------------------------------------------------------------------------------------------------------------------
George C. Carpenter IV              95,000             $558,125             80,000/45,000            $156,500/$67,825

Craig C. Horton                     95,000             $611,610             80,000/45,000            $156,500/$67,825

William E. Nixon                     5,750              $29,095             88,200/26,800            $378,032/$43,658

James T. Fallon                          0                  N/A               1,333/5,334            $   2,000/$8,001

Lisa O. Hansen                           0                  N/A               1,333/5,334            $   2,000/$8,001

Michael D. Lachance                      0                  N/A               1,333/5,334            $   2,000/$8,001

(1) Based upon the closing price of $9.563 per share for CORE's Common Stock as quoted by the Nasdaq National Market on December 31, 1999.

Report of the Compensation Committee on Executive Compensation

      The Compensation Committee has provided the following report:

      The Compensation Committee of CORE, INC. is responsible for implementing CORE's philosophy of structuring all executive compensation packages to enable CORE to attract and retain qualified executives and to motivate such individuals to maximize their efforts on behalf of CORE. The Compensation Committee, with input from CORE's Chief Executive Officer, reviews and establishes the compensation of CORE's executive officers. The Compensation Committee also serves as administrator of CORE's 1991 and 1997 Stock Option Plans, under which grants of stock options have been made to executive officers and others.

      The Compensation Committee establishes compensation packages for CORE's executive officers by following a policy of basing such executive's compensation upon the executive's individual performance and contribution to the development and financial success of CORE. In addition, when determining the baseline for executives' compensation packages, the Compensation Committee considers the compensation packages provided by companies within its industry which are of comparable size to CORE and by companies outside the industry with which CORE competes for executive talent.

      In order to have a portion of each executive officer's compensation contingent upon CORE's performance, executive officers' compensation packages include grants of stock options to purchase shares of CORE's common stock. Stock option grants are designed to align the interest of each executive officer with CORE's stockholders and to provide each executive officer with a significant incentive to manage CORE from the perspective of an owner with an equity stake in CORE. When issued, stock option grants to executive officers have exercise prices equal to the fair market value at grant and vest in installments over a period of years, conditional upon the executive officer's continued service with CORE. Therefore, the stock options will provide a value to the executive officer only if the executive officer remains in service with CORE during the vesting period.

      In 1999 the Compensation Committee finalized the form of employment agreement with CORE's executive officers. Effective July 15, 1999, employment agreements were entered into between CORE and several of its executive officers, with terms through December 31, 2000 (subject to automatic renewal).

      Salaries. In establishing base salaries for 1999 for CORE's executive officers, the Compensation Committee considered the following factors: experience, personal performance, development and implementation of short term and long term planning objectives, the salary levels for similar positions within the industry in which CORE competes and in other industries, and company-wide salary compatibility. The weight given to each of these factors differed from individual to individual, as the Compensation Committee deemed appropriate.

      Bonuses. In 1999 the Compensation Committee retained Stern & Associates, a human resources consulting firm, to assist CORE in establishing compensation for its executive officers, including salary and bonus eligibility. In late 1999, the Compensation Committee established an executive incentive plan which became effective in 2000 and provides officers the opportunity to receive cash bonuses of up to 25% to 40% of annual salary based on financial and performance standards. Pursuant to the plan, quarterly cash bonuses can be earned by executives based on achievement of objective quarterly financial targets for each line of business (or, for the entire corporation in the case of the Chief Executive Officer and the Chief Financial Officer). Additionally, the plan provides for potential annual bonuses based on certain non-financial goals and results as well as CORE's overall financial performance. CORE may also award discretionary bonuses under extraordinary circumstances.

      William E. Nixon, Executive Vice President, Chief Executive Officer and Treasurer received a cash bonus of $20,769 for 1999 services. In February 2000, the Compensation Committee awarded cash bonuses to the following executive officers: Craig Horton, President, Chief Operating Officer and General Manager, WorkAbility ($10,000), William E. Nixon, Executive Vice President, Chief Financial Officer and Treasurer ($10,000), James T. Fallon, Managing Director, Disability RMS ($20,000), Lisa O. Hansen, Managing Director, Disability RMS ($20,000), and Michael D. Lachance, Managing Director, Disability RMS ($20,000).

      Stock Options. To provide long term incentive compensation to CORE's executive officers and other employees, CORE's policy is to grant stock options which vest over several years. 20,001 stock options were granted to CORE's executive officers in 1999 under CORE's 1997 Stock Option Plan. The factors in granting these stock options and the factors the Compensation Committee expects to continue to follow in granting future stock options to executive officers include the following: the officer's position with CORE, the officer's salary, the size of comparable awards made to individuals in similar positions within the industry, the officer's increased responsibility as a result of the growth of CORE's operations, the officer's personal performance in recent periods and company-wide compatibility.

      Compensation of the Chief Executive Officer. In applying the above factors in establishing the compensation for 1999 for George C. Carpenter IV, CORE's Chief Executive Officer, the Compensation Committee sought to establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to CORE and by companies outside of the industry with which CORE competes for executive talent. CORE entered into an employment agreement with Mr. Carpenter effective July 15, 1999 providing for his then annual salary of $220,000 (subject to review and increases) and eligibility for cash bonuses and stock option grants. The employment agreement also provides that Mr. Carpenter is entitled to receive compensation and fringe benefits for a period of 12 months if his employment is terminated without cause by CORE, and for a period of 18 months if his employment is terminated without cause within 12 months of a change in control of CORE.

      Pursuant to CORE's executive incentive plan, for the year 2000, Mr. Carpenter will be eligible for both quarterly and annual cash bonuses of up to 40% of his 2000 salary based on CORE's financial results and personal and company performance.

      Although no stock options were granted to Mr. Carpenter in 1999, CORE expects to continue its past policy of granting options to purchase shares of CORE Common Stock to its chief executive officer that equally vest over several years and have an exercise price equal to the market price on the date of the grant, which is consistent with the Compensation Committee's goal of making a significant percentage of Mr. Carpenter's future total compensation contingent upon CORE's performance and Mr. Carpenter's continuing services to CORE.

      The Compensation Committee reviewed and approved Mr. Carpenter's compensation package for 1999. After considering the compensation factors outlined above, pursuant to which Mr. Carpenter's compensation package, like those of all other executive officers, is determined, the Committee believes that Mr. Carpenter's compensation for 1999 was reasonable.

                                        The Compensation Committee of CORE, INC.
                                               Leslie Alexandre
                                               David M. Tourangeau

Compensation of Non-Employee Directors

      In March 1998, CORE granted each non-employee director options for the purchase of up to 36,000 shares of CORE's common stock at the then fair market exercise price of $13.75 per share. The options vest quarterly, subject to continued service as a Director, through the year 2000. Accordingly, 12,000 options vested in 1999 to each of the non-employee directors for their 1999 services.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

      George C. Carpenter IV, Craig C. Horton and William E. Nixon each entered into an employment agreement with CORE, effective July 1999. Each employment agreement has an initial term through December 31, 2000 and is automatically renewed on an annual basis unless written notice of intent not to renew is delivered by either party thirty (30) days prior to the scheduled end of the initial or subsequent term. Pursuant to the agreements, Mr. Carpenter is entitled to an annual base salary of not less than $220,000, Mr. Horton is entitled to a base annual salary of not less than $210,000 and Mr. Nixon is entitled to an annual base salary of not less than $180,000. Mr. Carpenter, Mr. Horton and Mr. Nixon are each entitled to receive compensation and fringe benefits for a period of 12 months if their employment is terminated without cause by CORE, and for a period of eighteen (18) months if their employment is terminated without cause within twelve (12) months of a change in control of CORE (as described in the employment agreements).

      In connection with the acquisition of Disability RMS, James T. Fallon, Lisa O. Hansen and Michael D. Lachance each entered into an employment agreement with Disability RMS providing for a base annual salary of not less than $195,950 through September 30, 2000 (subject to extension through September 30, 2001 at the election of the executive).

Performance Graph

      The graph below compares the cumulative stockholder return on CORE's Common Stock for the five fiscal years ended December 31, 1999 with the cumulative total return on the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) over the same period (assuming the investment of $100 in each of CORE's Common Stock, the Nasdaq Health Services Index and the Nasdaq Total Return Index (US) on December 31, 1994). The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                 Comparison of Five-Year Cumulative Total Return
           Among CORE's Common Stock, Nasdaq Health Services Index and
                         Nasdaq Total Return Index (US)

Comparison chart appears here

                                       1994        1995         1996         1997         1998         1999
                                    ---------   ---------    ---------    ---------    ---------    ---------
CORE, INC. Common Stock             $  100.00   $  242.86    $  250.00    $  335.71    $  171.43    $  273.23
Nasdaq Health Services Stocks          100.00      127.01       126.80       130.10       110.28        89.86
Nasdaq Market Index                    100.00      141.34       173.90       213.07       300.44       556.91

Principal Stockholders

      The following table sets forth information as of May 31, 2000, regarding the beneficial ownership of CORE's Common Stock by (i) each person who is known by CORE to own beneficially more than five percent (5%) of CORE's Common Stock;
(ii) each director of CORE; (iii) each Named Executive Officer of CORE identified in the Summary Compensation Table set forth herein; and (iv) all directors and executive officers of CORE as a group. Unless otherwise indicated, the address of the persons listed below is in care of CORE, INC., 18881 Von Karman Avenue, Irvine, California 92612.

                                                                          Number of Shares         Percent
Name                                                                   Beneficially Owned (1)       Owned
--------------------------------------------------------------------------------------------------------------
Credit Suisse Asset Management, LLC
153 East 53rd Street
New York, New York  10022                                                 1,417,500 (2)             15.6%

John Pappajohn
c/o Equity Dynamics
2116 Financial Center
Des Moines, IA 50309                                                        474,269 (3)              5.2%

George C. Carpenter IV                                                      488,556 (4)              5.3%
Craig C. Horton                                                             431,218 (5)              4.7%
James T. Fallon                                                             262,517 (6)              2.9%
Lisa O. Hansen                                                              262,517 (7)              2.9%
Michael D. Lachance                                                         262,517 (8)              2.9%
Stephen C. Caulfield                                                        161,776 (9)              1.8%
William E. Nixon                                                            115,941 (10)             1.3%
Leslie Alexandre                                                             84,575 (11)               *
David M. Tourangeau                                                          37,000 (12)               *
Richard J. Towle                                                             36,000 (13)               *

All directors and executive officers as a group (13 individuals)          2,549,419 (14)            25.1%

*     Less than one percent.
(1) Except as otherwise indicated, represents sole voting and investment power.
(2)   Based on Schedule 13G/A, dated February 16, 2000.
(3) Includes 70,200 shares owned by Mr. Pappajohn's wife, 40,200 shares owned by an entity owned by Mr. Pappajohn's wife (Mr. Pappajohn disclaims beneficial ownership of such 110,400 shares); also 49,000 shares issuable to Mr. Pappajohn pursuant to options, all of which are fully vested.
(4) Includes 318,556 shares held jointly by Mr. Carpenter and his wife and 170,000 shares issuable to Mr. Carpenter pursuant to options (71,000 of which remain subject to future vesting).
(5) Includes 1,000 shares held by Mr. Horton as custodian for Mr. Horton's son and 170,000 shares issuable to Mr. Horton pursuant to options (71,000 of which remain subject to future vesting).
(6) Includes 31,667 shares issuable to Mr. Fallon pursuant to options (24,001 of which remain subject to future vesting).
(7) Includes 31,667 shares issuable to Ms. Hansen pursuant to options (24,001 of which remain subject to future vesting).
(8) Includes 31,667 shares issuable to Mr. Lachance pursuant to options (24,001 of which remain subject to future vesting).
(9) Includes 15,000 shares owned by Mr. Caulfield's wife and 101,000 shares issuable to Mr. Caulfield pursuant to options (18,500 of which remain subject to future vesting).
(10) Includes 21,941 shares held jointly by Mr. Nixon and his wife and 94,000 shares issuable to Mr. Nixon pursuant to options (42,000 of which remain subject to future vesting).
(11) Includes 65,075 shares issuable to Dr. Alexandre pursuant to options (6,000 of which remain subject to future vesting).

(12) Includes 36,000 shares issuable to Mr. Tourangeau pursuant to options (15,000 of which remain subject to future vesting).
(13) Includes 36,000 shares issuable to Mr. Towle pursuant to options (15,000 of which remain subject to future vesting).
(14) Includes 1,067,778 shares issuable pursuant to options (394,106 of which remain subject to future vesting).

Certain Transactions

      On September 1, 1998, CORE acquired all the shares of stock of Disability Reinsurance Management Services, Inc. ("Disability RMS"), pursuant to a Capital Stock Purchase Agreement dated as of August 31, 1998 (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, all the shares of Disability RMS stock were acquired in exchange for CORE's cash payment of $20 million, the issuance of 480,000 shares of CORE common stock and the future issuance of up to an additional 375,000 shares of CORE common stock, based upon the future performance of Disability RMS. Effective April 1, 2000, CORE and Disability RMS entered into an Agreement and Amendment to Capital Stock Purchase Agreement (the "Agreement and Amendment") with James T. Fallon, Lisa O. Hansen, Michael D. Lachance, David C. Mitchell and David K. Rich (collectively, the "former stockholders of Disability RMS") whereby CORE agreed to make full payment of the additional consideration of 375,000 shares of CORE common stock. Pursuant to this Agreement and Amendment, effective April 1, 2000 Mr. Fallon, Ms. Hansen and Mr. Lachance each received 101,250 shares of CORE common stock, representing each of their 27% interests as former stockholders of Disability RMS.

      In 1996, at the request of CORE, Mr. Nixon, Executive Vice President, Chief Financial Officer and Treasurer relocated his principal residence to California. In connection with this requested relocation, CORE loaned Mr. Nixon approximately $80,000 for the purpose of enabling him to relocate and purchase a home. As of March 31, 2000, the loan balance is approximately $35,000. The loan bears interest at the lowest rate required to avoid the imputation of interest.

                     2. AMENDMENT TO 1997 STOCK OPTION PLAN

      In 1997, the stockholders approved the adoption of the CORE, INC. 1997 Stock Option Plan (the "1997 Plan"), which provides for the granting of options to purchase shares of Common Stock to CORE's employees, consultants and others. The purpose of the 1997 Plan is to promote the interests of CORE and its stockholders by encouraging and enabling eligible employees of CORE (including CORE's subsidiaries) and other persons affiliated with CORE to acquire stock in CORE. CORE believes that the granting of stock options, including both "Incentive Stock Options" and "non-ISOs" will stimulate the efforts of such persons, strengthen their desire to remain with CORE, provide them with a more direct interest in its welfare and assure a closer identification between them and CORE. Presently, the total number of shares of CORE's Common Stock for which options may be granted under the 1997 Plan is 950,000.

      The Board of Directors has adopted an amendment to the 1997 Plan, subject to approval by the stockholders, to increase the aggregate number of shares for which options may be granted under the 1997 Plan from 950,000 to 1,700,000 for previously granted options and to ensure that a sufficient number of shares are available to allow CORE to continue to use option grants to pursue the general purpose of the 1997 Plan.

      The affirmative vote of at least a majority of the shares of CORE's Common Stock represented in person or by proxy at the meeting and voting (provided a quorum is present) is required for the approval of this amendment to the 1997 Plan. In the event the amendment is not approved by CORE's stockholders: (i) options for 245,000 shares of CORE's Common Stock granted to executive officers on March 29, 2000 would be terminated, (ii) options for 25,000 shares of Common Stock granted to one non-employee director on March 29, 2000 would be terminated, and (iii) options for 235,000 shares of CORE's Common Stock granted to approximately 125 employees on March 29, 2000 would lose their incentive stock option status and be deemed granted to such persons outside of the 1997 Plan. In the event of the termination of such options and loss of incentive stock option status, CORE reserves the right to compensate those individuals for the termination of previously granted options or the loss of incentive stock option status of such options.

CORE'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1997 PLAN.

Summary Description of the 1997 Plan

      General. The options granted under the 1997 Plan may be either (i) "Incentive Stock Options" as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); or (ii) non-qualified stock options, which are not Incentive Stock Options. Only employees of CORE may be granted Incentive Stock Options. Non-employee directors, employees, consultants and any other person may be granted non-qualified stock options. Consistent with Section 422 of the Code, the 1997 Plan provides that the exercise price of Incentive Stock Options shall equal or exceed the fair market value of the stock on the date of grant. Incentive Stock Options granted pursuant to the 1997 Plan are not transferable, other than by will or by the laws of descent and distribution, and may only be exercised while the optionee is an employee of CORE or during the three-month period following termination of employment; provided, however, that if the termination is due to total and permanent disability, the Incentive Stock Options may be exercised for a period of twelve months after the termination. The 1997 Plan does not require that non-qualified stock options be subject to the limitations on price and transferability which are required of Incentive Stock Options. To date, however, all non-qualified options issued pursuant to the 1997 Plan have had exercise prices equal to the fair market value of the Common Stock on the date of grant and have included the limitations on transferability required of Incentive Stock Options. CORE expects to continue its practice of establishing the exercise price of stock options at the fair market value of the underlying stock on the date of grant. The 1997 Plan is scheduled to terminate in 2007.

      Administration. The 1997 Plan is subject to administration by the Board of Directors of CORE which, subject to the limitations on Incentive Stock Options discussed above, has authority to determine the optionees, the number of shares covered by an option, the option exercise price, the term of the option, the vesting schedule and other terms and conditions. The Board of Directors has delegated administration of the Plan, including the grant of options thereunder, to the Compensation Committee of the Board. The Board of Directors appoints the members of the Compensation Committee, fills vacancies on the Compensation Committee and has the power to replace members of the Compensation Committee with other eligible persons at any time. The current members of the Compensation Committee are Leslie Alexandre and David M. Tourangeau.

      Federal Income Tax Consequences. The federal income tax consequences of an optionee's participation in the 1997 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to stock options.

      The tax consequences of a stock option under the 1997 Plan depend on whether the stock option is an Incentive Stock Option ("ISO") or a non-qualified stock option ("non-ISO"). An optionee will not recognize income at the time of a grant or exercise of an ISO and CORE may not deduct the related expense at those times. However, for purposes of the alternative minimum tax, the difference between the exercise price and the fair market value of the stock will be included in alternative minimum tax income. The optionee has a taxable event only upon a later sale or disposition of the stock acquired pursuant to the exercise of the ISO. The tax treatment of the disposition of the stock will depend on when the optionee disposes of the stock. An optionee who sells stock acquired pursuant to the exercise of an ISO within one year from the date of exercise or within two years of the date of grant will recognize capital gain on the sale of the stock and ordinary income equal to the difference between the ISO's exercise price and the fair market value of the stock. An optionee who disposes of stock after a date that is both two years after the grant and one year after its exercise will recognize capital gain equal to the difference between the amount received on disposition and the adjusted basis in the stock.

      A different set of rules govern non-ISOs. There are no federal income tax consequences to the optionee or CORE upon the grant of non-ISOs with exercise prices equal to fair market value on the date of grant. Upon exercise of a non-ISO, the optionee will recognize ordinary income in the amount by which the fair market value of the stock option exceeds the exercise price of the stock option. CORE is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of non-ISOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income.

      1997 Plan Benefits

      Employees, directors, consultants and others are eligible to receive option grants under the 1997 Plan. Since stock option grants under the 1997 Plan are made at the discretion of the Compensation Committee, potential future stock option grants are not reasonably ascertainable. The following table provides information with respect to outstanding options as of May 31, 2000 under the 1997 Plan, including options granted under the 1997 Plan in March 2000 that are subject to stockholder approval of the proposed amendment to the 1997 Plan.

                                                                                      Number of Options
Name and Principal Position                                                         under the 1997 Plan *
---------------------------                                                         ---------------------
George C. Carpenter IV                                                                   120,000 (1)
  Chairman of the Board of Directors and Chief Executive Officer
Craig C. Horton                                                                          120,000 (1)
  Director, President, Chief Operating Officer and General Manager, WorkAbility
William E. Nixon                                                                          70,000 (2)
  Executive Vice President, Chief Financial Officer and Treasurer
James T. Fallon                                                                           31,667 (2)
  Managing Director, Disability Reinsurance Management Services, Inc.
Lisa O. Hansen                                                                            31,667 (2)
  Managing Director, Disability Reinsurance Management Services, Inc.
Michael D. Lachance                                                                       31,667 (2)
  Managing Director, Disability Reinsurance Management Services, Inc.
Executive Group                                                                          487,751 (3)
Non-Executive Director Group                                                             179,000 (2)
Non-Executive Officer Employee Group                                                     698,770 (4)

* Subject to vesting over 3 years (for non-employee directors) or 4 years (for employees, including executive officers).

(1) Includes options for 45,000 shares of CORE's Common Stock granted on March 29, 2000 which are subject to stockholder approval of the proposed amendment to the 1997 Plan.
(2) Includes options for 25,000 shares of CORE's Common Stock granted on March 29, 2000 which are subject to stockholder approval of the proposed amendment to the 1997 Plan.
(3) Includes options for 245,000 shares of CORE's Common Stock granted on March 29, 2000 which are subject to stockholder approval of the proposed amendment to the 1997 Plan.
(4) Includes options for 235,000 shares of CORE's Common Stock granted on March 29, 2000, the incentive stock option status of which are subject to stockholder approval of the proposed amendment to the 1997 Plan.

                                  ANNUAL REPORT

      A copy of CORE's 1999 Annual Report accompanies this Proxy Statement, but does not constitute part of the proxy solicitation materials.

      ANY STOCKHOLDER MAY OBTAIN FROM CORE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS THEREIN AND THE RELATED FINANCIAL STATEMENT SCHEDULE, BY WRITTEN REQUEST ADDRESSED TO WILLIAM E. NIXON, TREASURER, CORE, INC., 18881 VON KARMAN AVENUE, SUITE 1750, IRVINE, CALIFORNIA 92612.

                 RELATIONSHIP WITH CERTIFIED PUBLIC ACCOUNTANTS

      The accounting firm of Ernst & Young LLP served as CORE's independent auditors for 1999. A representative of Ernst & Young LLP is expected to be present at the stockholders' meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders. The Board of Directors of CORE has requested that the Audit Committee recommend an accounting firm to serve as CORE's independent auditors for the year 2000.

      During CORE's three most recent fiscal years, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to the satisfaction of Ernst & Young LLP would have caused the firm to make a reference to the subject matter of the disagreement in connection with its report.

                              STOCKHOLDER PROPOSALS

      Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of CORE stockholders consistent with SEC Rule 14a-8, which in certain circumstances may require the inclusion of qualifying proposals in CORE's proxy statement. For such proposals to be considered for inclusion in CORE's proxy statement and proxy relating to CORE's 2001 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by CORE on or before February 23, 2001 at CORE, INC., 18881 Von Karman Avenue, Suite 1750, Irvine, California 92612, Attention: Clerk.

                                 OTHER BUSINESS

      It is not anticipated that any business except that described in this Proxy Statement will be brought before the meeting. Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment on such business.

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                                   CORE, INC.
--------------------------------------------------------------------------------

Mark box at right if an address change or comment has been noted on the
reverse side of this card.                                                   |_|

CONTROL NUMBER:
RECORD DATE SHARES:

1. The proposal to elect the following nominees as    For All    With-  For All
   Class III Directors:                               Nominees   hold   Except

              (01) George C. Carpenter IV               |_|       |_|     |_|
                   (02) Craig C. Horton

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominee.

                                                        For    Against   Abstain
2. The proposal to approve an amendment to CORE,
   INC.'s 1997 Stock Option Plan to increase the        |_|       |_|     |_|
   number of shares Issuable under the Plan from 950,000 to 1,700,000.

                                                        For    Against   Abstain
3. In their discretion, the proxies are authroized
   to vote upon any other business that may             |_|       |_|     |_|
   properly come before the meeting.

                                                             -------------------
             Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------


-------Stockholder sign here-------------------------Co-owner sign here---------

DETACH CARD                                                          DETACH CARD

                                   CORE, INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballor. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

your vote counts, and you are strongly encouraged to exercise your rights to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting in lieu of the Annual Meeting of Stockholders, July 27, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

CORE, INC.

                                   CORE, INC.

         Special Meeting in lieu of the Annual Meeting of Stockholders
                                 July 27, 2000

The undersigned hereby appoints George C. Carpenter IV and Craig C. Horton, or any one or more of them, as proxy or proxies of the undersigned, with full power of substitution, to vote at the Special Meeting in lieu of the Annual Meeting of Stockholders of CORE, INC., to be held on Thursday, July 27, 2000, at 3:00 p.m., local time, at 18881 Von Karman Avenue, Irvine, California and any and all adjourments thereof, according to the number of votes that the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present at said meeting. The following purposes, for which this proxy may be exercised, are set forth in the Notice of a Special Meeting in lieu of the Annual Meeting of Stockholders and are more fully described in the Proxy Statement.

The undersigned hereby ratifies and confirms all that said proxy or proxies may do by virtue hereor. The proxies are authorized to vote in their discretion with respect to matters not known or determined at the date of the Proxy Statement. A majority of said proxies as shall be present and acting at the meeting shall have or may exercise all or the powers of proxies hereunder or if only one be present and acting, then that one shall have and may exercise all of said powers. Receipt of the Notice of a Special Meeting in lieu of the Annual Meeting and Proxy Statement is hereby acknowledged.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES NAMED HEREIN AND "FOR" PROPOSAL 2 (THE APPROVAL OF AN AMENDMENT TO CORE, INC.'S 1997 STOCK OPTION PLAN) AND PROPOSAL 3.

--------------------------------------------------------------------------------
                                   IMPORTANT:
    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPLY IN THE ENCLOSED ENVELOPE, THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THIS
                                    COMPANY.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

____________________________________       _____________________________________

____________________________________       _____________________________________

____________________________________       _____________________________________